UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Draft Gainful Employment Debt Service-to-Earnings Ratios

In late October 2016, the U.S. Department of Education provided to University of Phoenix, our principal Title IV disbursing higher education institution, draft gainful employment debt service-to-earnings ratios for the initial measuring year under the Department’s gainful employment regulations. The Department refers to the initial measuring year as Debt Measure Year 2015 (DMYR15). We are evaluating this information and have until December 7, 2016 to challenge the data for inaccuracies. The Department expects to issue final DMYR15 debt service-to-earnings ratios in January 2017.

Based on the draft rates, University of Phoenix programs representing approximately 16% of the University’s total degreed enrollment as of August 31, 2016 failed to satisfy either of the two minimum debt service-to-earnings ratios. Programs that fail to meet both tests for two out of three consecutive years will be ineligible to participate in Title IV student financial aid. In addition, a small number of programs neither passed nor failed and therefore are in the “zone.” Programs that are in the zone (or fail) for four consecutive years will be ineligible to participate in Title IV student financial aid. We intend to monitor these programs carefully and, where appropriate and feasible, make modifications over time to address the impact of the gainful employment regulations.

In connection with the University’s initiative to transform itself into a more focused, higher retaining and less complex institution, beginning in September 2015 and continuing through early fiscal year 2017 the University ceased enrolling new students in programs it believed may be impacted by the gainful employment regulations. As a result of these and subsequent actions, as of December 2016 the University will have ceased enrolling new students in all of the programs that failed to meet both of the minimum debt service-to-earnings ratios for DMYR15. These programs, and the other programs that were retired in connection with the broader initiative to transform the University, represented approximately 20% of the University’s total degreed enrollment as of August 31, 2016. Students who are currently enrolled in such programs are being taught-out. The University intends to provide financial and other assistance to its students who are enrolled in programs that lose eligibility to participate in Title IV student financial aid due to application of the gainful employment regulations, in order to assist the affected students to complete their programs of study. The ultimate cost of this assistance cannot be predicted currently, but could be substantial, depending on the number of students who qualify and choose to participate.

See Risk Factors - Risks Related to the Highly Regulated Industry in Which We Operate - The U.S. Department of Education gainful employment regulations may limit the programs we can offer students and increase our cost of operations, and Business - Regulatory Environment - Domestic - Gainful Employment in our Form 10-K annual report filed with the SEC on October 20, 2016, for further information about the gainful employment regulations and their impact on our business.

The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Apollo Education Group, Inc.

November 25, 2016	By:	/s/ Gregory J. Iverson
Name: Gregory J. Iverson
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer